PERRITT FUNDS, INC.
FIRST AMENDMENT TO THE
CUSTODY AGREEMENT

        THIS FIRST AMENDMENT dated as of the 1st day of August, 2011, to the Custody Agreement dated as of February 1, 2009 (the "Agreement"), is entered into by and between Perritt Funds, Inc. a Maryland corporation (the "Company") and U.S. Bank National Association ("Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit D of the Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PERRITT FUNDS, INC.	U.S. BANK NATIONAL ASSOCIATION

By: s/ Michael Corbett	By: /s/ Michael R. McVoy

Printed Name: Michael Corbett	Printed Name: Michael R. McVoy

Title: President	Title: Vice President

Perritt Funds, Inc.

Amended Exhibit D to the Custody Agreement – Perritt Funds, Inc.
DOMESTIC CUSTODY SERVICES ANNUAL FEE SCHEDULE Effective February, 2009 for 3 years

Annual fee based upon market value per fund*:
Minimum annual fee per fund $[  ]
[  ] bpts on assets

CCO Support Services - $[  ]  per year ($[  ] /year once all funds are placed in the Perritt Funds)

Portfolio Transaction Fees
$ [  ] per disbursement (waived if U.S. Bancorp is Administrator)
$ [  ] per repurchase agreement transaction
$ [  ] per book entry security (depository or Federal Reserve system)
$ [  ] per portfolio transaction processed through our New York custodian definitive security (physical)
$ [  ] per GNMA Amortized security purchase
$ [  ] per GNMA principal/interest paydown, GNMA sales
$ [  ] per option/future contract written, exercised or expired
$ [  ] per Cedel/Euroclear transaction
$ [  ] per mutual fund trade
$ [  ] per Fed Wire or withdrawal
$ [  ] per margin variation
$ [  ] per short sale
$ [  ] per paydown transaction

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at [  ]  + [  ]  interest rate.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.

* Subject to annual CPI increase, Milwaukee MSA.

Perritt Funds, Inc.

Amended Exhibit D to the Custody Agreement – Perritt Funds, Inc.

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at August 1, 2011
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Mali*	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Benin*	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Burkina Faso*	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Niger*	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
China“A” Shares	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
China“B” Shares	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Cyprus*	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Russia	Equities/Bonds	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Russia	MINFINs	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Senegal*	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Euromarkets(3)	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
France	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Guinea Bissau*	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Togo*	All	[ ]	$[ ]
Ireland	All	[ ]	$[ ]	Trinidad & Tobago*	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Jamaica*	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Kazakhstan	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Vietnam*	All	[ ]	$[ ]
Latvia	Equities	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Latvia	Bonds	[ ]	$[ ]
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

Annual Base Fee - $[  ] per account (fund) will apply.
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account

Perritt Funds, Inc.

Amended Exhibit D (continued) to the Custody Agreement – Perritt Funds, Inc.

▪	to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).
▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $[ ].

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[  ] per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Perritt Funds, Inc.
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